                                                                    SUB-ITEM 77M

                                     MERGERS

                     AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)

INVESCO BASIC VALUE FUND TO INVESCO VAN KAMPEN VALUE OPPORTUNITIES FUND

      On October 27, 2010, the Board of Trustees of AIM Growth Series (Invesco Growth Series) ("AGS") approved an Agreement and Plan of Reorganization (the "Agreement"). On April 14, 2011, at a Special Meeting for shareholders of Invesco Basic Value Fund (the "Target Fund"), an investment portfolio of AGS, shareholders approved the Agreement that provided for the combination of the Target Fund with Invesco Van Kampen Value Opportunities Fund (the "Acquiring Fund"), an investment portfolio of AIM Sector Funds (Invesco Sector Funds) ("ASEF") (the "Reorganization"). Pursuant to the Agreement, on May 23, 2011, all of the assets of the Target Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Target Fund and ASEF issued Class A, Class B, Class C, Class R, Class Y and Institutional Class shares of the Acquiring Fund to the Target Fund's Class A, Class B, Class C, Class R, Class Y and Institutional Class shareholders, respectively. The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of shares of the corresponding class of the Target Fund that shareholders held immediately prior to the Reorganization. No sales charges or redemption fees were imposed in connection with the Reorganization.

INVESCO LARGE CAP BASIC VALUE FUND TO INVESCO VAN KAMPEN COMSTOCK FUND

      On October 27, 2010, the Board of Trustees of AIM Equity Funds (Invesco Equity Funds) ("AEF") approved an Agreement and Plan of Reorganization (the "Agreement"). On April 14, 2011, at a Joint Special Meeting for shareholders of Invesco Large Cap Basic Value Fund (the "Target Fund"), an investment portfolio of AEF, shareholders approved the Agreement that provided for the combination of the Target Fund with Invesco Van Kampen Comstock Fund (the "Acquiring Fund"), an investment portfolio of AIM Sector Funds (Invesco Sector Funds) ("ASEF") (the "Reorganization"). Pursuant to the Agreement, on May 23, 2011, all of the assets of the Target Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Target Fund and ASEF issued Class A shares of the Acquiring Fund to the Target Fund's Class A shareholders, Class B shares of the Acquiring Fund to the Target Fund's Class B shareholders, Class C shares of the Acquiring Fund to the Target Fund's Class C shareholders, Class R shares of the Acquiring Fund to the Target Fund's Class R shareholders, Class Y shares of the Acquiring Fund to the Target Fund's Class Y shareholders, Class A shares of the Acquiring Fund to the Target Fund's Investor Class and Institutional Class shares of the Acquiring Fund to the Target Fund's Institutional Class shareholders. The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of shares of the corresponding class of the Target Fund that shareholders held immediately prior to the Reorganization. No sales charges or redemption fees were imposed in connection with the Reorganization.

INVESCO VALUE II FUND TO INVESCO VAN KAMPEN COMSTOCK FUND

      On October 27, 2010, the Board of Trustees of AIM Sector Funds (Invesco Sector Funds) ("ASEF") approved an Agreement and Plan of Reorganization (the "Agreement"). On April 14, 2011, at a Joint Special Meeting for shareholders of Invesco Value II Fund (the "Target Fund"), an investment portfolio of ASEF, shareholders approved the Agreement that provided for the combination of the Target Fund with Invesco Van Kampen Comstock Fund (the "Acquiring Fund"), an investment portfolio of ASEF (the "Reorganization"). Pursuant to the Agreement, on

                                                                    SUB-ITEM 77M

May 23, 2011, all of the assets of the Target Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Target Fund and ASEF issued Class A, Class B, Class C and Class Y shares of the Acquiring Fund to the Target Fund's Class A, Class B, Class C and Class Y shareholders, respectively. The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of shares of the corresponding class of the Target Fund that shareholders held immediately prior to the Reorganization. No sales charges or redemption fees were imposed in connection with the Reorganization.

INVESCO MID CAP BASIC VALUE FUND TO INVESCO VAN KAMPEN AMERICAN VALUE FUND

      On October 27, 2010, the Board of Trustees of AIM Funds Group (Invesco Funds Group) ("AFG") approved an Agreement and Plan of Reorganization (the "Agreement"). On April 14, 2011, at a Joint Special Meeting for shareholders of Invesco Mid Cap Basic Value Fund (the "Target Fund"), an investment portfolio of AFG, shareholders approved the Agreement that provided for the combination of the Target Fund with Invesco Van Kampen American Value Fund (the "Acquiring Fund"), an investment portfolio of AIM Sector Funds (Invesco Sector Funds) ("ASEF") (the "Reorganization"). Pursuant to the Agreement, on May 23, 2011, all of the assets of the Target Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Target Fund and ASEF issued Class A, Class B, Class C, Class R, Class Y and Institutional Class shares of the Acquiring Fund to the Target Fund's Class A, Class B, Class C, Class R, Class Y and Institutional Class shareholders, respectively. The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of shares of the corresponding class of the Target Fund that shareholders held immediately prior to the Reorganization. No sales charges or redemption fees were imposed in connection with the Reorganization.

INVESCO MID-CAP VALUE FUND TO INVESCO VAN KAMPEN AMERICAN VALUE FUND

      On October 27, 2010, the Board of Trustees of AIM Sector Funds (Invesco Sector Funds) ("ASEF") approved an Agreement and Plan of Reorganization (the "Agreement"). On April 14, 2011, at a Joint Special Meeting for shareholders of Invesco Mid-Cap Value Fund (the "Target Fund"), an investment portfolio of ASEF, shareholders approved the Agreement that provided for the combination of the Target Fund with Invesco Van Kampen American Value Fund (the "Acquiring Fund"), an investment portfolio of ASEF (the "Reorganization"). Pursuant to the Agreement, on May 23, 2011, all of the assets of the Target Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Target Fund and ASEF issued Class A, Class B, Class C and Class Y shares of the Acquiring Fund to the Target Fund's Class A, Class B, Class C and Class Y shareholders, respectively. The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of shares of the corresponding class of the Target Fund that shareholders held immediately prior to the Reorganization. No sales charges or redemption fees were imposed in connection with the Reorganization.

Invesco Small-Mid Special Value Fund to Invesco Van Kampen Small Cap Value Fund

      On October 27, 2010, the Board of Trustees of AIM Sector Funds (Invesco Sector Funds) ("ASEF") approved an Agreement and Plan of Reorganization (the "Agreement"). On April 14, 2011, at a Joint Special Meeting for shareholders of Invesco Small-Mid Special Value Fund (the "Target Fund"), an investment portfolio of ASEF, shareholders approved the Agreement that provided for the combination of the Target Fund with Invesco Van Kampen Small Cap Value Fund (the "Acquiring Fund"), an investment portfolio of ASEF (the "Reorganization"). Pursuant to the Agreement, on May 23, 2011, all of the assets of the Target Fund were transferred to the

                                                                    SUB-ITEM 77M

Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Target Fund and ASEF issued Class A shares of the Acquiring Fund to the Target Fund's Class A and Class B shareholders, Class C shares of the Acquiring Fund to the Target Fund's Class C shareholders and Class Y shares of the Acquiring Fund to the Target Fund's Class Y shareholders. The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of shares of the corresponding class of the Target Fund that shareholders held immediately prior to the Reorganization. No sales charges or redemption fees were imposed in connection with the Reorganization.

INVESCO SPECIAL VALUE FUND TO INVESCO VAN KAMPEN SMALL CAP VALUE FUND

      On October 27, 2010, the Board of Trustees of AIM Sector Funds (Invesco Sector Funds) ("ASEF") approved an Agreement and Plan of Reorganization (the "Agreement"). On April 14, 2011, at a Joint Special Meeting for shareholders of Invesco Special Value Fund (the "Target Fund"), an investment portfolio of ASEF, shareholders approved the Agreement that provided for the combination of the Target Fund with Invesco Van Kampen Small Cap Value Fund (the "Acquiring Fund"), an investment portfolio of ASEF (the "Reorganization"). Pursuant to the Agreement, on May 23, 2011, all of the assets of the Target Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Target Fund and ASEF issued Class A, Class B, Class C and Class Y shares of the Acquiring Fund to the Target Fund's Class A, Class B, Class C and Class Y shareholders, respectively. The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of shares of the corresponding class of the Target Fund that shareholders held immediately prior to the Reorganization. No sales charges or redemption fees were imposed in connection with the Reorganization.

INVESCO U.S. SMALL/MID CAP VALUE FUND TO INVESCO VAN KAMPEN SMALL CAP VALUE FUND

      On October 27, 2010, the Board of Trustees of AIM Sector Funds (Invesco Sector Funds) ("ASEF") approved an Agreement and Plan of Reorganization (the "Agreement"). On April 14, 2011, at a Joint Special Meeting for shareholders of Invesco U.S. Small/Mid Cap Value Fund (the "Target Fund"), an investment portfolio of ASEF, shareholders approved the Agreement that provided for the combination of the Target Fund with Invesco Van Kampen Small Cap Value Fund (the "Acquiring Fund"), an investment portfolio of ASEF (the "Reorganization"). Pursuant to the Agreement, on May 23, 2011, all of the assets of the Target Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Target Fund and ASEF issued Class A, Class B, Class C and Class Y shares of the Acquiring Fund to the Target Fund's Class A, Class B, Class C and Class Y shareholders, respectively. The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of shares of the corresponding class of the Target Fund that shareholders held immediately prior to the Reorganization. No sales charges or redemption fees were imposed in connection with the Reorganization.

INVESCO U.S. SMALL CAP VALUE FUND TO INVESCO VAN KAMPEN SMALL CAP VALUE FUND

      On October 27, 2010, the Board of Trustees of AIM Sector Funds (Invesco Sector Funds) ("ASEF") approved an Agreement and Plan of Reorganization (the "Agreement"). On April 14, 2011, at a Joint Special Meeting for shareholders of Invesco U.S. Small Cap Value Fund (the "Target Fund"), an investment portfolio of ASEF, shareholders approved the Agreement that provided for the combination of the Target Fund with Invesco Van Kampen Small Cap Value Fund (the "Acquiring Fund"), an investment portfolio of ASEF (the "Reorganization"). Pursuant to the Agreement, on May 23, 2011, all of the assets of the Target Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Target Fund and ASEF

                                                                    SUB-ITEM 77M

issued Class A, Class B, Class C and Class Y shares of the Acquiring Fund to the Target Fund's Class A, Class B, Class C and Class Y shareholders, respectively. The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of shares of the corresponding class of the Target Fund that shareholders held immediately prior to the Reorganization. No sales charges or redemption fees were imposed in connection with the Reorganization.

INVESCO VAN KAMPEN TECHNOLOGY FUND TO INVESCO TECHNOLOGY FUND

      On October 27, 2010, the Board of Trustees of AIM Sector Funds (Invesco Sector Funds) ("ASEF") approved an Agreement and Plan of Reorganization (the "Agreement"). On April 14, 2011, at a Joint Special Meeting for shareholders of Invesco Van Kampen Technology Fund (the "Target Fund"), an investment portfolio of ASEF, shareholders approved the Agreement that provided for the combination of the Target Fund with Invesco Technology Fund (the "Acquiring Fund"), an investment portfolio of ASEF (the "Reorganization"). Pursuant to the Agreement, on May 23, 2011, all of the assets of the Target Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Target Fund and ASEF issued Class A, Class B, Class C and Class Y shares of the Acquiring Fund to the Target Fund's Class A, Class B, Class C and Class Y shareholders, respectively. The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of shares of the corresponding class of the Target Fund that shareholders held immediately prior to the Reorganization. No sales charges or redemption fees were imposed in connection with the Reorganization.

FOR A MORE DETAILED DISCUSSION ON THE REORGANIZATION, PLEASE SEE THE AGREEMENT AND PLAN OF REORGANIZATION FILED HEREIN UNDER ITEM 77Q1(G).